Exhibit 99.1

JMP GROUP REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

SAN FRANCISCO, Aug. 6, 2009 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and six months ended June 30, 2009.

•

Net income attributable to JMP Group Inc. was $4.3 million, or $0.20 per diluted share, for the second quarter of 2009, compared to $0.2 million, or $0.01 per diluted share, for the second quarter of 2008. For the six months ended June 30, 2009, net income attributable to JMP Group Inc. was also $4.3 million, or $0.20 per diluted share, compared to $0.9 million, or $0.04 per diluted share, for the six months ended June 30, 2008.

•

Operating net income was $4.3 million, or $0.20 per diluted share, for the second quarter of 2009, compared to $1.2 million, or $0.06 per diluted share, for the second quarter of 2008. For the six months ended June 30, 2009, operating net income was $4.9 million, or $0.23 per diluted share, compared to $2.1 million, or $0.10 per diluted share, for the six months ended June 30, 2008. For more information on operating net income, including a reconciliation to net income, please see the sections below titled “Non-GAAP Financial Measures” and “Operating Net Income.”

•

Total net revenues increased 74.2% to a record $37.5 million for the second quarter of 2009 from $21.5 million for the second quarter of 2008. For the six months ended June 30, 2009, total net revenues increased 50.2% to a record $61.7 million from $41.0 million for the six months ended June 30, 2008.

•

On April 7, 2009 a newly formed subsidiary of JMP Group, JMP Credit Corporation, acquired Cratos Capital Partners and certain asset-backed securities issued by Cratos CLO I, a collateralized loan obligation managed by Cratos. The CLO holds a diversified portfolio of first lien corporate loans, which had a par value of $467 million at the time of acquisition. In the second quarter of 2009, JMP Credit contributed $5.7 million in net revenues and $0.06 per diluted share to JMP Group’s operating net income.

“We were very pleased with our record results for the second quarter, particularly in light of the challenging capital markets environment of the past few years and our expectation that 2009 would be a year of investing potential earnings into opportunistic growth,” said Joe Jolson, JMP Group’s chairman and chief executive officer. “The quarter benefited from the solid performance of our institutional brokerage business and from a sharp recovery in investment banking revenues, thanks to an improvement in the U.S. equities market and our decision to maintain our calling efforts during the downturn. We continue to add senior producers at JMP Securities—most recently a convertible sales and trading team that should have a positive impact on our brokerage and investment banking businesses.

“Our asset management business posted another record quarter, buoyed by a net return on invested capital of more than 14% for the period. Contributing to the favorable results were our hedge funds, which had another excellent quarter, producing net returns of 7.6% on average; our investment in JMP Credit, which returned nearly 100% for the quarter; and a recovery in our investments in New York Mortgage Trust and Hercules Technology Growth Capital, collectively up almost 40% in the period. We are cautiously optimistic that the U.S. economy has bottomed. Although we would not extrapolate the recent sharp recovery in the U.S. equities market, we are increasingly confident that JMP’s decision to invest in incremental senior producers and new businesses during the downturn could yield continued strong results for our shareholders.”

© 2009 JMP Group Inc.	1

Revenues

Investment Banking

Investment banking revenues were $10.6 million for the quarter, compared to $10.8 million for the second quarter of 2008. For the six months ended June 30, 2009, investment banking revenues were $14.7 million, compared to $18.9 million for the six months ended June 30, 2008. Investment banking revenues equaled 28.3% of total net revenues in the second quarter, versus 50.4% in the second quarter of 2008.

The company executed 15 investment banking transactions during the quarter ended June 30, 2009, compared to 16 during the quarter ended June 30, 2008. Public equity underwriting revenues were $4.4 million, down from $4.8 million for the second quarter of 2008, as the company executed seven public equity offerings, versus nine a year earlier. Private placement fee revenues were $2.6 million, down from $3.4 million for the second quarter of 2008, while the company executed four private placements, compared to three a year ago. Strategic advisory revenues were $3.6 million, up from $2.6 million for the second quarter of 2008, with the company acting as a strategic advisor on four completed transactions, in line with four a year earlier.

Brokerage

Net brokerage revenues were $9.4 million for the quarter, compared to $8.7 million for the second quarter of 2008. For the six months ended June 30, 2009, net brokerage revenues were $17.9 million, compared to $16.9 million for the six months ended June 30, 2008. Net brokerage revenues equaled 25.0% of total net revenues in the second quarter, versus 40.5% in the second quarter of 2008.

Asset Management

Asset management fees were $4.0 million for the quarter, compared to $1.3 million for the second quarter of 2008. For the six months ended June 30, 2009, asset management fees were $12.5 million, compared to $4.1 million for the six months ended June 30, 2008. Asset management fees equaled 10.8% of total net revenues in the second quarter, versus 6.2% in the second quarter of 2008.

Asset management-related fee revenues were $4.7 million for the quarter, compared to $1.5 million for the second quarter of 2008. Asset management-related fee revenues include asset management fees as well as certain fee revenues reported in the company’s financial statements as other income. Fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) classified as other income were $0.7 million and $0.2 million for the second quarters of 2009 and 2008, respectively.

Client assets under management at June 30, 2009 totaled $1.0 billion, including $528.3 million of investments in hedge funds managed by Harvest Capital Strategies and $497.9 million par value of loans and cash collateralizing Cratos CLO I managed by JMP Credit Corporation. Client assets under management totaled $397.6 million at June 30, 2008 and $501.9 million at March 31, 2009.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $6.5 million for the quarter, compared to a net realized and unrealized loss of $0.7 million for the second quarter of 2008. For the six months ended June 30, 2009, principal transactions generated a net realized and unrealized gain of $9.4 million, compared to a net realized and unrealized loss of $2.1 million for the six months ended June 30, 2008. The gain for the second quarter of 2009 was due both to the performance of the company’s investments in funds managed by Harvest Capital Strategies and to a recovery of unrealized losses on the company’s investments in publicly-traded New York Mortgage Trust, Inc. and Hercules Technology Growth Capital, Inc.

© 2009 JMP Group Inc.	2

For the quarter ended June 30, 2009, the company recovered unrealized losses of $2.1 million on its investment in New York Mortgage Trust and $1.5 million on its investment in Hercules Technology Growth Capital, compared to an unrealized gain of $0.5 million and an unrealized loss of $0.8 million, respectively, for the quarter ended June 30, 2008. The recovery of net unrealized losses on these two investments totaled $3.6 million for the second quarter of 2009, equivalent to $0.09 per share after tax and noncontrolling interest, compared to a net unrealized loss of $0.3 million, equivalent to $0.01 per share after tax and noncontrolling interest, for the second quarter of 2008.

Gain on Loan Sales, Bargain Purchase Gain and Loan Loss Provision

JMP Credit Corporation commenced business in April 2009 following its acquisition of Cratos Capital Partners and was consolidated with JMP Group for purposes of financial reporting for the first time in the second quarter. JMP Credit realized gains of $4.8 million for the quarter ended June 30, 2009 due to the sale or repayment of six of the loans in its portfolio. As JMP Credit did not exist in prior periods, there are no comparable loan sales.

Upon the acquisition of Cratos, JMP Credit recorded a bargain purchase gain of $1.2 million, reflecting the difference between the GAAP fair value of the net assets acquired ($7.5 million) and the GAAP consideration paid ($6.3 million). In accordance with GAAP, the gain was booked as revenue in the second quarter—the period during which the acquisition occurred. However, JMP Group has excluded the accounting gain in the calculation of the company’s operating net income for the three and six months ended June 30, 2009.

A loan loss provision of approximately $3.2 million was recorded in the second quarter, $0.7 million of which was in connection with a loan held for investment and $2.5 million of which was with regard to the loans underlying the CLO managed by JMP Credit.

Net Interest Income

Net interest income was $2.8 million for the quarter, compared to $0.3 million for the second quarter of 2008. For the six months ended June 30, 2009, net interest income was $3.0 million, compared to $1.1 million for the six months ended June 30, 2008. Interest income for the second quarter of 2009 equaled $11.7 million, of which $11.6 million was related to JMP Credit. Interest expense for the second quarter of 2009 equaled $8.9 million, of which $8.8 million was related to JMP Credit.

Net Dividend and Other Income

Net dividend and other income totaled $1.4 million for the quarter, compared to $1.0 million for the second quarter of 2008. For the six months ended June 30, 2009, net dividend and other income totaled $2.1 million, compared to $2.2 million for the six months ended June 30, 2008. Other income is composed primarily of loan fees and revenue sharing arrangements with, and fees earned to raise capital for, third-party investment partnerships or funds. Other income increased to $0.8 million for the second quarter of 2009 from $0.2 million for the second quarter of 2008.

Expenses

Compensation and Benefits

Compensation and benefits expense was $22.7 million for the quarter, compared to $13.8 million for the second quarter of 2008. For the six months ended June 30, 2009, compensation and benefits expense was $41.5 million, compared to $26.4 million for the six months ended June 30, 2008. Of the $22.7 million recorded for the second quarter of 2009, $0.8 million was non-cash, stock-based compensation expense attributable to restricted stock units granted in connection with the company’s initial public offering, and $0.5 million was non-cash, stock-based compensation expense related to restricted stock units granted subsequent to the IPO.

© 2009 JMP Group Inc.	3

As a percentage of total net revenues, compensation and benefits expense was 60.7% for the quarter, compared to 64.3% for the second quarter of 2008. Pro forma compensation and benefits expense (which excludes the cost of IPO-related stock grants) was 58.4% for the quarter ended June 30, 2009, compared to 58.6% for the quarter ended June 30, 2008 and 73.7% for the quarter ended March 31, 2009. The material decline in the ratio from the first quarter of 2009 was primarily due to a shift in the company’s revenue mix towards net investment income, to which a lower compensation ratio is applied than is applied to asset management incentive fees, which reached record levels in the quarter ended March 31, 2009.

Non-Compensation Expense

Non-compensation expense was $6.4 million for the quarter, compared to $6.6 million for the second quarter of 2008. For the six months ended June 30, 2009, non-compensation expense was $11.7 million, compared to $13.1 million for the six months ended June 30, 2008. As a percentage of total net revenues, non-compensation expense was 17.0% for the quarter, compared to 30.8% for the second quarter of 2008.

Dividend

On August 4, 2009, the company’s board of directors declared a dividend of $0.01 per share for the second quarter of 2009, to be paid on Friday, September 4, 2009 to common stockholders of record as of Friday, August 21, 2009.

Share Repurchase Activity

During the quarter ended June 30, 2009, the company repurchased 131,972 shares of its common stock in connection with the vesting of restricted stock units, whereby employees tendered shares for payment of applicable withholding taxes. Approximately 1.2 million shares of the company’s stock remain eligible for repurchase under the board of directors’ existing authorization.

At June 30, 2009, JMP Group’s tangible book value per share was $5.35.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. After-tax per share amounts, except for GAAP net income per share, have been calculated on an operational basis assuming a tax rate of 42%. Company management believes that this presentation provides additional information that enables meaningful comparison of JMP Group’s financial performance in various periods. The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting treatment of events does in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

© 2009 JMP Group Inc.	4

Operating Net Income

Operating net income is a non-GAAP financial measure that reverses stock-based compensation expense related to JMP Group’s May 2007 initial public offering and assumes an effective tax rate of 42%. In particular, operating net income adjusts for the grant of 1,931,060 restricted stock units at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.8 million for the quarter ended June 30, 2009 and $1.2 million for the quarter ended June 30, 2008. Additionally, operating net income excludes a bargain purchase gain of $1.2 million resulting from the acquisition of Cratos Capital Partners by JMP Credit Corporation during the quarter ended June 30, 2009.

A reconciliation of the company’s net income to the company’s operating net income for the three and six months ended June 30, 2009 and June 30, 2008 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2009	June 30, 2008
Net income attributable to JMP Group Inc.	$4,286	$194

Add back:
Income tax expense	3,559	646

Income before taxes	7,845	840

Add back/(subtract):
Compensation expense – IPO-related stock-based compensation	803	1,204
Gain on bargain purchase	(1,179)	—

Operating income before taxes	7,469	2,044

Income tax expense (assumed tax rate of 42%)	3,137	859

Operating net income	$4,332	$1,185

Operating net income per share:
Basic	$0.21	$0.06
Diluted	$0.20	$0.06

Weighted average shares outstanding:
Basic	20,643	20,371
Diluted	21,323	20,932

© 2009 JMP Group Inc.	5

	Six Months Ended
(in thousands, except per share amounts)	June 30, 2009	June 30, 2008
Net income attributable to JMP Group Inc.	$4,320	$873

Add back:
Income tax expense	3,612	486

Income before taxes	7,932	1,359

Add back/(subtract):
Compensation expense – IPO-related stock-based compensation	1,761	2,239
Gain on bargain purchase	(1,179)	—

Operating income before taxes	8,514	3,598

Income tax expense (assumed tax rate of 42%)	3,576	1,511

Operating net income	$4,938	$2,087

Operating net income per share:
Basic	$0.24	$0.10
Diluted	$0.23	$0.10

Weighted average shares outstanding:
Basic	20,572	20,459
Diluted	21,167	20,921

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the operating performance of JMP Group’s business and facilitates a meaningful comparison of the company’s results in the current period to those in prior periods and future periods.

© 2009 JMP Group Inc.	6

Deconsolidated Statements of Operations

Due to the acquisition of Cratos Capital Partners in April 2009, JMP Credit Corporation was materially accretive to JMP Group’s second quarter financial performance. As such, company management believes that a detailed breakout of JMP Credit’s contribution to earnings can help investors compare JMP Group’s results of operations (excluding the effect of JMP Credit’s results of operations) with those in prior periods and analyze the impact of JMP Credit’s results of operations. Notwithstanding the deconsolidated presentation below, JMP Group is managed on a consolidated basis and often reinvests earnings from one business line into growth opportunities in another business line.

A presentation of JMP Group’s financial results that sets apart the results of operations of JMP Credit Corporation is provided below for the three and six months ended June 30, 2009. JMP Credit’s results of operations are calculated and presented in accordance with GAAP, and the following presentation of deconsolidated statements of operations acts as a supplement to JMP Group’s GAAP results for the three and six months ended June 30, 2009. The following presentation also reconciles the company’s deconsolidated statements of operations to its consolidated statements of operations.

In particular, the following revenue and expense items attributable to JMP Credit have been deconsolidated:

•	asset management fees earned by JMP Credit as manager of the CLO (eliminated and reclassified as interest income in consolidation because JMP Group is the majority owner of JMP Credit);

•	gains on sales or repayments of loans collateralizing the CLO that occurred during the period;

•	one-time bargain purchase gain recognized upon acquisition reflecting the difference between the GAAP fair value of the net assets acquired and the GAAP consideration paid;

•	other income;

•	interest income and interest expense;

•	provisions for loan losses;

•	compensation and benefits, including bonus compensation accrual, based on JMP Group’s compensation accrual rate applied to JMP Credit’s net revenues;

•	administrative costs, including closing costs in connection with the acquisition of JMP Credit;

•	income tax expense; and

•	net income attributable to noncontrolling interest.

In addition, the following presentation includes JMP Group’s operating net income on a deconsolidated basis as well as the appropriate reconciliations to GAAP net income.

© 2009 JMP Group Inc.	7

	Three Months Ended June 30, 2009
(in thousands, except per share amounts)	JMP Group Excluding JMP Credit Corporation	JMP Credit Corporation	Adjustments for Purchase Accounting and Consolidation Eliminations	JMP Group Consolidated as Reported
Revenues:
Investment banking	$10,597	$—	$—	$10,597
Brokerage	9,358	—	—	9,358
Asset management fees	4,033	606	(606)	4,033
Principal transactions	6,533	—	—	6,533
Gain on sale and refinancing of loans	—	4,844	—	4,844
Gain on bargain purchase	—	—	1,179	1,179
Net dividend income	651	—	—	651
Other income	190	579	—	769

Non-interest revenues	31,362	6,029	573	37,964

Interest income	106	10,955	606	11,667
Interest expense	(111)	(8,788)	—	(8,899)

Net interest income	(5)	2,167	606	2,768

Provision for loan losses	(719)	(2,538)	—	(3,257)

Total net revenues	30,638	5,658	1,179	37,475

Non-interest expenses:
Compensation and benefits	19,764	2,976	—	22,740
Administration	973	349	—	1,322
Brokerage, clearing and exchange fees	1,490	—	—	1,490
Travel and business development	716	—	—	716
Communications and technology	955	—	—	955
Occupancy	597	—	—	597
Professional fees	928	—	—	928
Depreciation	207	—	—	207
Other	159	—	—	159

Total non-interest expenses	25,789	3,325	—	29,114

Income before income tax expense	4,849	2,333	1,179	8,361
Income tax expense	2,543	1,016	—	3,559

Net income	2,306	1,317	1,179	4,802
Less: Net income attributable to noncontrolling interest	439	77	—	516

Net income attributable to JMP Group Inc.	$1,867	$1,240	$1,179	$4,286

Net income attributable to JMP Group Inc. per common share:
Basic	$0.09	$0.06	$0.06	$0.21
Diluted	$0.09	$0.05	$0.06	$0.20

Weighted average common shares outstanding:
Basic	20,643	20,643	20,643	20,643
Diluted	21,323	21,323	21,323	21,323

Reconciliation of Net Income to Operating Net Income
Net income attributable to JMP Group Inc.	$1,867	$1,240	$1,179	$4,286
Add back: Income tax expense	2,543	1,016	—	3,559

Income before income tax expense	4,410	2,256	1,179	7,845

Add back/(subtract):
Compensation expense - IPO-related stock-based compensation	803	—	—	803
Gain on bargain purchase	—	—	(1,179)	(1,179)

Operating income before taxes	5,213	2,256	—	7,469

Income tax expense (assumed tax rate of 42%)	2,189	948	—	3,137

Operating net income	$3,024	$1,308	$—	$4,332

Operating net income per share:
Basic	$0.15	$0.06	$0.00	$0.21
Diluted	$0.14	$0.06	$0.00	$0.20

Weighted average common shares outstanding:
Basic	20,643	20,643	20,643	20,643
Diluted	21,323	21,323	21,323	21,323

© 2009 JMP Group Inc.	8

	Six Months Ended June 30, 2009
(in thousands, except per share amounts)	JMP Group Excluding JMP Credit Corporation	JMP Credit Corporation	Adjustments for Purchase Accounting and Consolidation Eliminations	JMP Group Consolidated as Reported
Revenues:
Investment banking	$14,713	$—	$—	$14,713
Brokerage	17,897	—	—	17,897
Asset management fees	12,499	606	(606)	12,499
Principal transactions	9,423	—	—	9,423
Gain on sale and refinancing of loans	—	4,844	—	4,844
Gain on bargain purchase	—	—	1,179	1,179
Net dividend income	1,084	—	—	1,084
Other income	457	579	—	1,036

Non-interest revenues	56,073	6,029	573	62,675

Interest income	397	10,955	606	11,958
Interest expense	(192)	(8,788)	—	(8,980)

Net interest income	205	2,167	606	2,978

Provision for loan losses	(1,444)	(2,538)	—	(3,982)

Total net revenues	54,834	5,658	1,179	61,671

Non-interest expenses:
Compensation and benefits	38,565	2,976	—	41,541
Administration	2,094	349	—	2,443
Brokerage, clearing and exchange fees	2,740	—	—	2,740
Travel and business development	1,053	—	—	1,053
Communications and technology	1,818	—	—	1,818
Occupancy	1,178	—	—	1,178
Professional fees	1,884	—	—	1,884
Depreciation	403	—	—	403
Other	163	—	—	163

Total non-interest expenses	49,898	3,325	—	53,223

Income before income tax expense	4,936	2,333	1,179	8,448
Income tax expense	2,596	1,016	—	3,612

Net income	2,340	1,317	1,179	4,836
Less: Net income attributable to noncontrolling interest	439	77	—	516

Net income attributable to JMP Group Inc.	$1,901	$1,240	$1,179	$4,320

Net income attributable to JMP Group Inc. per common share:
Basic	$0.09	$0.06	$0.06	$0.21
Diluted	$0.09	$0.05	$0.06	$0.20

Weighted average common shares outstanding:
Basic	20,572	20,572	20,572	20,572
Diluted	21,167	21,167	21,167	21,167

Reconciliation of Net Income to Operating Net Income
Net income attributable to JMP Group Inc.	$1,901	$1,240	$1,179	$4,320
Add back: Income tax expense	2,596	1,016	—	3,612

Income before income tax expense	4,497	2,256	1,179	7,932

Add back/(subtract):
Compensation expense - IPO-related stock-based compensation	1,761	—	—	1,761
Gain on bargain purchase	—	—	(1,179)	(1,179)

Operating income before taxes	6,258	2,256	—	8,514

Income tax expense (assumed tax rate of 42%)	2,628	948	—	3,576

Operating net income	$3,630	$1,308	$—	$4,938

Operating net income per share:
Basic	$0.18	$0.06	$0.00	$0.24
Diluted	$0.17	$0.06	$0.00	$0.23

Weighted average common shares outstanding:
Basic	20,572	20,572	20,572	20,572
Diluted	21,167	21,167	21,167	21,167

© 2009 JMP Group Inc.	9

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans collateralizing Cratos CLO I; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount and sort of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 9, 2009 as well as in the similarly captioned sections of our other periodic reports filed under the Exchange Act. The Form 10-K for the year ended December 31, 2008 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Thursday, August 6, 2009. To participate in the call, dial 800-895-0231 (domestic) or 785-424-1054 (international). The conference identification code is “7JMPQ291088.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, JMP Capital and Harvest Capital Strategies. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2009 JMP Group Inc.	10

JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues:
Investment banking	$10,597	$10,833	$14,713	$18,939
Brokerage	9,358	8,717	17,897	16,859
Asset management fees	4,033	1,331	12,499	4,073
Principal transactions	6,533	(683)	9,423	(2,062)
Gain on sale of loans	4,844	—	4,844	—
Gain on bargain purchase	1,179	—	1,179	—
Net dividend income	651	881	1,084	1,464
Other income	769	160	1,036	708

Non-interest revenues	37,964	21,239	62,675	39,981

Interest income	11,667	344	11,958	1,257
Interest expense	(8,899)	(71)	(8,980)	(190)

Net interest income	2,768	273	2,978	1,067

Provision for loan losses	(3,257)	—	(3,982)	—

Total net revenues	37,475	21,512	61,671	41,048

Non-interest expenses:
Compensation and benefits	22,740	13,835	41,541	26,424
Administration	1,322	2,072	2,443	3,353
Brokerage, clearing and exchange fees	1,490	1,097	2,740	2,470
Travel and business development	716	1,026	1,053	1,955
Communications and technology	955	1,005	1,818	1,999
Occupancy	597	478	1,178	948
Professional fees	928	697	1,884	1,877
Depreciation	207	255	403	521
Other	159	(4)	163	(13)

Total non-interest expenses	29,114	20,461	53,223	39,534

Income before income tax expense	8,361	1,051	8,448	1,514
Income tax expense	3,559	646	3,612	486

Net income	4,802	405	4,836	1,028
Less: Net income attributable to noncontrolling interest	516	211	516	155

Net income attributable to JMP Group Inc.	$4,286	$194	$4,320	$873

Net income attributable to JMP Group Inc. per common share:
Basic	$0.21	$0.01	$0.21	$0.04
Diluted	$0.20	$0.01	$0.20	$0.04

Weighted average common shares outstanding:
Basic	20,643	20,371	20,572	20,459
Diluted	21,323	20,932	21,167	20,921

© 2009 JMP Group Inc.	11